UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 18, 2016
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	8.01 Other Events

Rehearing of California Public Utilities Commission (“CPUC”) Decisions Approving Energy Efficiency Incentive Awards

As previously disclosed, at the request of The Utility Reform Network (“TURN”) and the CPUC’s Office of Ratepayer Advocates (“ORA”), the CPUC has agreed to reconsider its decisions that awarded shareholder incentive earnings to Pacific Gas and Electric Company (“Utility”) and the other California investor-owned utilities (“IOUs”) based on their 2006-2008 energy efficiency programs.  The Utility was awarded a total of $104 million, including a final true-up award of $29 million that was approved by the CPUC in December 2010.  In the re-opened proceeding, the CPUC will evaluate whether the amounts previously awarded to the IOUs under the Energy Efficiency Risk/Reward Incentive Mechanism (“RRIM”) were just and reasonable, and whether any refunds are due. The CPUC directed the parties to submit proposals to resolve the issues in the proceeding.

On March 18, 2016, TURN and the ORA submitted a joint proposal to require the refund of incentive awards that TURN and the ORA argue were not calculated in accordance with the RRIM rules and procedures the CPUC had previously adopted, including the requirement that the awards be based on energy savings that have been verified by the CPUC’s Energy Division.  TURN and the ORA claim that the CPUC failed to use the Energy Division’s 2006-2008 Energy Efficiency Evaluation Report that was issued in July 2010.  TURN and the ORA contend that the CPUC should order the Utility to refund $104 million, the entire incentive earnings award, including interest, to ratepayers as either (1) a revenue credit to customers’ distribution and gas transportation accounts or (2) as a line item to the customers’ first monthly bill following the issuance of a CPUC decision.

The Utility, along with the other IOUs, submitted proposals requesting that the CPUC reaffirm its prior decisions.  The Utility asserts that, given the many unresolved disputes about the data included in the Energy Division’s 2010 report, the CPUC had discretion to use an alternate method to calculate the awards. The utilities also note that under the RRIM, any refunds of incentive earnings previously distributed should be deducted from future incentive earnings claims.

Comments on the parties’ proposals are due on April 8, 2016 and evidentiary hearings, if ordered by the CPUC, would be held in July 2016.  It is uncertain when the CPUC will issue a decision.

If the Utility were required to make a refund as TURN and the ORA propose, PG&E Corporation’s and the Utility’s financial results would be affected by the amount of any refund-related charges. For more information about this proceeding, see PG&E Corporation and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

	By:	/s/ HYUN PARK
Dated: March 21, 2016		HYUN PARK
Senior Vice President and General Counsel

PACIFIC GAS AND ELECTRIC COMPANY

	By:	/s/ HYUN PARK
Dated: March 21, 2016		HYUN PARK
Duly authorized officer